Exhibit 12.1

ANTHONY L.G., PLLC

laura aNTHONy, esq	www.ANTHONYPLLC.com
GEOFFREY ASHBURNE, ESQ*	WWW.SECURITIESLAWBLOG.COM
JOHN CACOMANOLIS, ESQ**	WWW.LAWCAST.COM
CHAD FRIEND, ESQ, LLM
SVETLANA ROVENSKAYA, ESQ***

OF COUNSEL:	DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM
MICHAEL R. GEROE, ESQ, CIPP/US****
CRAIG D. LINDER, ESQ*****
PETER P. LINDLEY, ESQ, CPA, MBA
john lowy, esq.******
STUART REED, ESQ
MARC S. WOOLF, ESQ

*licensed in CA

**licensed in FL and NY

***licensed in NY and NJ

****licensed in CA, DC, MO and NY

*****licensed in CA, FL and NY

******licensed in NY and NJ

November 2, 2021

USA Opportunity Income Fund, Inc.

404 Ave Constitucion # 208

San Juan, Puerto Rico 00901

Re: USA Opportunity Income Fund, Inc. Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as securities counsel to USA Opportunity Income Fund, Inc., a Puerto Rican corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of a Regulation A offering statement on Form 1-A, as amended (the “Offering Statement”), relating to the offer by the Company of up to 75,000 of the Company’s USA Real Estate Bonds (“Bonds”) for a purchase price of $1,000.00 per Bond, with an aggregate principal amount of $75,000,000.

This opinion letter is being delivered in accordance with the requirements of Item 17(12) of Form 1-A under the Securities Act of 1933, as amended.

In connection with rendering this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.

We have reviewed: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; (c) the offering circular; (d) form of USA Real Estate Bond Investor Agreement; and (e) such other corporate documents, records, papers and certificates as we have deemed necessary for the purposes of the opinions expressed herein.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Bonds, when issued and delivered in the manner and/or the terms described in the Offering Statement as filed (after it is declared qualified), will be validly issued, fully paid and will be a binding obligation of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Florida and (b) the federal laws of the United States. We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Florida. To the extent that the laws of any jurisdiction (i.e., Puerto Rico) other than the state of Florida govern the legal validity, binding effect and enforceability of any obligation of the Company as to which we opine herein, we have assumed that the laws of such other jurisdiction (i.e., Puerto Rico) do not differ, in any respect material to such opinion, from the laws of the state of Florida as currently in effect and the judicial and administrative interpretations thereof. The opinions expressed herein concern only the effect of laws as now in effect and are rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if we become aware of any facts that might change the opinions expressed herein after the date of this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, #600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ●
FAX 561-514-0832